Exhibit 15.12

CONSENT OF ERIC KINNAN

The undersigned hereby consents to (1) the use of the undersigned’s name in connection with, and the technical and scientific information derived from, (a) the technical report titled “NI 43-101 Technical Report and Mineral Resource Estimate for the Iron Creek Cobalt-Copper Property, Lemhi County, Idaho, USA” dated March 10, 2023, and effective January 27, 2023 (the “43-101 Technical Report”) and (b) the technical report summary, titled, “SK-1300 Technical Report Summary and Mineral Resource Estimate for the Iron Creek Cobalt-Copper Property, Lemhi County, Idaho, USA,” effective January 27, 2023 (the “1300 Technical Report Summary”), incorporated by reference into or included as an exhibit to the Annual Report on Form 20-F of Electra Battery Materials Corporation for its fiscal year ended December 31, 2025 (the “Form 20-F”), being filed with the United States Securities and Exchange Commission and any amendments thereto, and incorporated by reference into the registration statements on Form S-8 (File No. 333-264589), Form F-3, as amended (File No. 333-288364), and Form F-3, as amended (File No. 333-291766) (collectively, the “Registration Statements”), and (2) all other references to the undersigned included or incorporated by reference in the Form 20-F and the Registration Statements and to the inclusion and incorporation by reference of the information derived from the 43-101 Technical Report and the 1300 Technical Report Summary in the Form 20-F and the Registration Statements.

/s/ “Eric Kinnan”
ERIC KINNAN
Principal Geologist
Date: March 27, 2026